Final Version

GUARANTY AGREEMENT
Dated as of September 13, 2019
Re: $75,000,000 3.84% Series A Senior Notes Due September 13, 2029 of
IRET Properties, A North Dakota Limited Partnership

TABLE OF CONTENTS

(Not a part of the Agreement)

Section	Heading	Page

SECTION 1.	DEFINITIONS. 1

SECTION 2.	GUARANTY OF NOTES AND NOTE AGREEMENT. 1

SECTION 3.	GUARANTY OF PAYMENT AND PERFORMANCE. 2

SECTION 4.	GENERAL PROVISIONS RELATING TO THE GUARANTY. 2

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR. 7

SECTION 6.	AMENDMENTS, WAIVERS AND CONSENTS. 8

SECTION 7.	NOTICES. 9

SECTION 8.	MISCELLANEOUS. 9

GUARANTY AGREEMENT

Re: $75,000,000 3.84% Series A Senior Notes Due September 13, 2029 of
IRET Properties, A North Dakota Limited Partnership
This GUARANTY AGREEMENT dated as of September 13, 2019 (this “Guaranty”) is entered into by _______________________________ (the “Guarantor”).
RECITALS
A.    Guarantor is a wholly-owned direct subsidiary of IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP (“IRET”).
B.    IRET is concurrently herewith entering into that certain Note Purchase and Private Shelf Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”) among the Guarantor, IRET, the other obligors party thereto as Transaction Parties, PGIM, Inc., each of the institutional investors named on the Purchaser Schedule attached to said Note Agreement as purchasers of the Series A Notes (as hereinafter defined) (the “Note Purchasers”), and each other Prudential Affiliate (as therein defined) which become bound by certain provisions thereof as therein provided, providing for, among other things, (i) the issue and sale by IRET to the Note Purchasers of $75,000,000 aggregate principal amount of its 3.84% Series A Senior Notes due September 13, 2029 (the “Series A Notes”) and (ii) the possible future issuance of up to $75,000,000 aggregate principal amount of its Senior Notes (the “Shelf Notes”; the Series A Notes and the Shelf Notes are collectively referred to herein as the “Notes”). Each holder of a Note is hereinafter referred to as a “Holder”.
C.    As a condition to their purchase of the Notes, the Note Purchasers have required, among other things, that the Guarantor execute this Guaranty and guarantee the obligations of IRET pursuant to the Note Agreement.
NOW, THEREFORE, as required by paragraph 3A(ii) of the Note Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor does hereby covenant and agree as follows:
SECTION 1. DEFINITIONS.
Capitalized terms used herein shall have the meanings set forth in the Note Agreement unless herein defined or the context shall otherwise require.
SECTION 2.     GUARANTY OF NOTES AND NOTE AGREEMENT.
The Guarantor does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Yield-Maintenance Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Yield-Maintenance Amount, if any, or interest at the rate set forth in the Notes) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by IRET of each and all of the obligations, covenants and agreements required to be performed or owed by IRET under the terms of the Notes and the Note Agreement and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred (i) in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under this Guaranty or in any consultation or action in connection with the insolvency or bankruptcy of the Guarantor or in connection with any work-out or restructuring of this Guaranty and/or (ii) in accordance with the terms of the Note Agreement.
SECTION 3.     GUARANTY OF PAYMENT AND PERFORMANCE.
This is an irrevocable, absolute and unconditional guarantee of payment and performance and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreement be brought against IRET or any other person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against IRET or any other person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any debt, liability or obligation of IRET or any other person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guaranties, debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver or other action taken or omitted to be taken by any such Holder.
SECTION 4.     GENERAL PROVISIONS RELATING TO THE GUARANTY.
(a)    The Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from the Guarantor may, without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:
(1)    extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any debt, liability or obligation of IRET or of any other person secondarily or otherwise liable for any debt, liability or obligation of IRET on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Agreement or any other agreement or waive this Guaranty; or
(2)    sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any debt, liability or obligation of IRET or of any other person secondarily or otherwise liable for any debt, liability or obligation of IRET on the Notes; or
(3)    settle, adjust or compromise any claim of IRET against any other person secondarily or otherwise liable for any debt, liability or obligation of IRET on the Notes.
The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.
(b)    The Guarantor hereby waives, to the fullest extent permitted by law:
(1)    notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of IRET, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);
(2)    demand of payment by any Holder from IRET or any other person indebted in any manner on or for any debt, liability or obligation hereby guaranteed; and
(3)    presentment for the payment by any Holder or any other person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor.
The obligations of the Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction (other than, subject to Section 4(f), each indefeasible payment in cash on the Notes), limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.
(c)    The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect irrespective of:
(1)    the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of IRET or any other person on or in respect of the Notes or under the Note Agreement or any other agreement or the power or authority or the lack of power or authority of IRET to issue the Notes or IRET to execute and deliver the Note Agreement or any other agreement or of the Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of IRET or any other person as a legal entity; or
(2)    any default, failure or delay, willful or otherwise, in the performance by IRET, the Guarantor or any other person of any obligations of any kind or character whatsoever under the Notes, the Note Agreement, this Guaranty or any other agreement; or
(3)    any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of IRET or any other person or in respect of the property of IRET or any other person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of IRET, the Guarantor or any other person; or
(4)    impossibility or illegality of performance on the part of IRET or any other person of its obligations under the Notes, the Note Agreement or any other agreements; or
(5)    any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to IRET or any other person, or any impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of IRET or any other person and whether or not of the kind hereinbefore specified; or
(6)    any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against IRET, the Guarantor or any other person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by IRET, the Guarantor or any other person, or against any sums payable in respect of the Notes or under the Note Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or
(7)    any order, judgment, decree, ruling or regulation of any court of any nation or of any political subdivision thereof or anybody, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by IRET, the Guarantor or any other person of its respective obligations under or in respect of the Notes, the Note Agreement, this Guaranty or any other agreement; or
(8)    the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or
(9)    any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of any failure of IRET, the Guarantor or any other person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Agreement, this Guaranty or any other agreement or any failure to resort for payment to IRET, the Guarantor or to any other person or to any other guaranty or to any property, security, Liens or other rights or remedies; or
(10)    the acceptance of any additional security or other guaranty, the advance of additional money to IRET or any other person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or
(11)    any merger or consolidation of IRET, the Guarantor or any other person into or with any other person or any sale, lease, transfer or other disposition of any of the assets of IRET, the Guarantor or any other person to any other person, or any change in the ownership of any shares or other equity interests of IRET, the Guarantor or any other person; or
(12)    any defense whatsoever that: (i) IRET or any other person might have to the payment of the Notes (including the principal thereof or any Yield-Maintenance Amount or interest due thereon), other than payment thereof in Federal or other immediately available funds or (ii) IRET or any other person might have to the performance or observance of any of the provisions of the Notes, the Note Agreement or any other agreement, whether through the satisfaction or purported satisfaction by IRET or any other person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or
(13)    any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other agreement or anything which might vary the risk of the Guarantor or any other person; or
(14)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other person in respect of the obligations of the Guarantor or other person under this Guaranty or any other agreement;
provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of the Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Yield-Maintenance Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, IRET shall default under or in respect of the terms of the Notes or the Note Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by IRET under the Notes or the Note Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.
(d)    All rights of any Holder under the Guaranty shall be considered to be transferred or assigned at any time or from time to time upon each transfer of any Note held by such Holder in accordance with the terms of the Note Agreement whether with or without the consent of or notice to the Guarantor under this Guaranty or to IRET.
(e)    To the extent of any payments made under this Guaranty, the Guarantor shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but the Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by IRET of its monetary obligations under the Note Agreement and by the Guarantor of their monetary obligations under this Guaranty, and the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantor hereunder have indefeasibly been finally paid in cash in full and all of the monetary obligations of IRET under the Note Agreement and of the Guarantor under this Guaranty have been satisfied. If any amount shall be paid to the Guarantor in violation of the preceding sentences at any time prior to the indefeasible payment in cash in full of the Notes and all amounts payable by the Guarantor hereunder and satisfaction by IRET of all of its monetary obligations under the Note Agreement and by the Guarantor of their obligations hereunder, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Agreement and this Guaranty, whether matured or unmatured.
(f)    The Guarantor agrees that to the extent IRET or any other person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or required to be retained by or repaid to a trustee, receiver, or any other person under any bankruptcy code, insolvency law, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied by such payment shall be revived and continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other person.
(g)    No Holder shall be under any obligation: (1) to marshall any assets in favor of the Guarantor or in payment of any or all of the liabilities of IRET under or in respect of the Notes and the Note Agreement or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor’s burden, all rights to which the Guarantor hereby expressly waives.
SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.
The Guarantor represents and warrants to each Holder that as of the date such person becomes a Guarantor hereunder:
(a)    The Guarantor is a real estate investment trust duly organized and existing in good standing under the laws of the State of North Dakota and has the trust power to own its property and assets and to conduct its business in the matter and in the places in which it is now being and is presently proposed to be conducted and to perform its obligations under this Guaranty, the Note Agreement and any other Transaction Document to which it is a party. The Guarantor is a real estate investment trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law. The Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.
(b)    [intentionally omitted]
(c)    This Guaranty has been duly authorized by all necessary action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d)    The execution, delivery and performance by the Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational document or any other agreement or instrument to which the Guarantor is bound or by which the Guarantor or any of its properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Guarantor, or (3) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Guarantor.
(e)    No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.
(f)    There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any property of the Guarantor in any court or before any arbitrator of any kind or before or by any governmental authority that, individually or in the aggregate, could be reasonably expected to result in a material adverse change in the business, prospects, property or assets, condition (financial or otherwise) or operations of the Guarantor.
(2)    The Guarantor is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, environmental laws) of any governmental authority, which default or violation, individually or in the aggregate, could reasonably be expected to result in a material adverse change in the business, prospects, property or assets, condition (financial or otherwise) or operations of the Guarantor.
(g)    The Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. The Guarantor does not intend to incur, or believe or should believe that it will incur, debts beyond its ability to pay such debts as they become due. The Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. The Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.
SECTION 6.     AMENDMENTS, WAIVERS AND CONSENTS.
(a)    This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holder(s), except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or of any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (ii) amend Section 2 or this Section 6.
(b)    The Guarantor will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Holders of the requisite percentage of the aggregate principal amount of the Notes then outstanding.
(c)    The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.
(d)    Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future Holder and upon the Guarantor. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any right of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.
(e)    Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by the Guarantor, IRET or any of their subsidiaries or Affiliates shall be deemed not to be outstanding.
SECTION 7.     NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile or email if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:
(1)    if to a Note Purchaser or its nominee, to such Note Purchaser or its nominee at the address specified for such communications in Schedule A to the Note Agreement, or at such other address as such Note Purchaser or its nominee shall have specified to the Guarantor or IRET in writing,
(2)    if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantor or IRET in writing, or
(3)    if to the Guarantor, to the Guarantor c/o IRET at its address set forth at the beginning of the Note Agreement to the attention of its general counsel, or at such other address as the Guarantor shall have specified to the Holders in writing.
Notices under this Section 7 will be deemed given only when actually received.
SECTION 8.     MISCELLANEOUS.
(a)    No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.
(b)    The Guarantor will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Note Purchaser, on the Purchaser Schedule to the Note Agreement or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantor or IRET on behalf of the Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.
(c)    Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
(d)    This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.
(e)    This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
(f)    This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
(g)    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY, NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 7 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE TRUST IN ANY OTHER JURISDICTION. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT).
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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of the day first above written.
[GUARANTOR]
By:
Name:
Title:

DMNORTH #7001050 v2    1